Exhibit 99.1

Sonus Networks Reports 2017 First Quarter Results

For Immediate Release: April 26, 2017

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent cloud communications, today announced results for the first quarter ended March 31, 2017.

“We are pleased with our first quarter 2017 financial results, which were slightly better than our previously provided guidance,” said Ray Dolan, president and chief executive officer.  “We continue to make good progress on our technology investments, with many new products released this past quarter coupled with several strategic customer wins.”

“Unlike many of our competitors, Sonus Networks is investing in the real-time communications security market, catering to both service providers and enterprises.  We believe that this focus will result in a unique security offering, which leverages our deep experience in SIP,” continued Dolan.

Financial Highlights

The following table summarizes the consolidated first quarter financial results (in millions, except per share amounts):

	Quarter Ended
	March 31, 2017	March 31, 2016
Product revenue	$25.4	$34.8
Service revenue	$28.0	$24.4
Total revenue	$53.4	$59.2
GAAP gross margin	63.2%	64.9%
Non-GAAP gross margin(1)	67.0%	68.4%
GAAP loss from operations as a % of revenue	(20.2)%	(6.6)%
Non-GAAP (loss) income from operations as a % of revenue(1)	(8.7)%	4.2%
GAAP loss per share	$(0.22)	$(0.09)
Non-GAAP (loss) per share or diluted income per share(1)	$(0.09)	$0.03

•                  Cash and investments were $128.8 million at the end of the first quarter 2017, compared to $126.1 million at the end of the fourth quarter of 2016.

(1) Please see the reconciliation of non-GAAP and GAAP financial measures in the press release appendix.

Technology and Customer Highlights

•                  Introduced Sonus Session Border Controller Software edition Lite (SBC SWe Lite).  Sonus’ newest SBC is optimized for small and mid-sized businesses (SMBs), providing a virtual Customer Premise Equipment (vCPE) option for security and interworking of Skype for Business and other Unified Communications (UC) deployments that require an optimized, small resource footprint.

•                  Introduced a cloud-native version of its Diameter Signaling Controller Software edition (DSC SWe).  The cloud-native DSC SWe provides signaling for both Diameter and SS7 STP deployments, enabling an easy transition from hardware-based signaling equipment to modernized network function virtualization (NFV) architectures.

•                  Introduced a new addition to its mobility suite: LTE Calling. This new capability is offered in conjunction with Sonus’ Mobile Client, Virtual Mobile Core and SBC SWe, allowing Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs) to decrease costs and increase subscriber satisfaction.

•                  Telegate, a leading telecom solutions provider in Asia-Pacific region, selected the Sonus SBC SWe to secure and control its peering network.

•                  Korea Telecom, the largest tier one service provider in South Korea, selected the DSC 8000 as the foundation for its signaling network.

Partnership Highlights

•                  Sonus and Palo Alto Networks teamed together to deliver advanced mobile network protections from cyber threats targeting rich communication services. The new architecture is designed to mitigate the impacts of rogue endpoint devices and erroneous IP traffic crossing 4G-LTE mobile networks.

•                  Sonus is now partnering with Substentio to offer a cloud based Lawful Intercept Solution.

Management Comments and Outlook

“We had the third consecutive quarter of a book-to-bill ratio of greater than one, and maintain a healthy revenue backlog.  We expect our first half 2017 revenue will be approximately $107 million, with approximately $54 million in our second quarter.  We expect a GAAP loss per share of $0.25 and a non-GAAP loss per share of $0.10(1) in our second quarter,” said Dolan.

Dolan continued, “Looking forward to fiscal 2017, we maintain our previously provided guidance of flat to low single digit revenue growth as compared to fiscal 2016.  We expect a GAAP loss per share of $0.25 and maintain our outlook for non-GAAP diluted earnings per share of $0.26(1) for fiscal 2017.”

Susan Villare, interim chief financial officer, commented, “In our first quarter of 2017, we exceeded our February 2017 guidance for both revenue and EPS.  Our flagship SBC 7000 and SBC 5000 both performed well, and product revenue from these products was $12.9 million in the first quarter of 2017, compared to $12.5 million in our fourth quarter of 2016.  We generated $3.6 million of cash from operating activities in our first quarter of 2017 and ended the quarter with cash and investments of $128.8 million.”

(1) Please see the reconciliation of non-GAAP and GAAP financial measures in the press release appendix.

Stock Buyback Program

Since the inception of the stock buyback program in July 2013, the Company has repurchased a total of 6.6 million shares at an average price of $14.32, for a total of $94.6 million as of March 31, 2017.  As of March 31, 2017, there were 49.3 million shares of the Company’s common stock outstanding.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $5.4 million of the Company’s common stock. The Company did not repurchase any shares in the first quarter of 2017.

Conference Call Details

Date: April 26, 2017

Time: 8:30 a.m. (ET)

Dial-in number: 800-677-8143

International Callers: +1-303-223-4389

The Company will offer a live, listen-only webcast of the conference call via the Sonus Networks Investor website at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Replay Information

An archived version of the broadcast will be available on the Sonus Networks Investor website shortly after the conclusion of the live event.  A telephone playback of the call will be available following the conference call until May 10, 2017 and can be accessed by calling 800-633-8284 or +1-402-977-9140 for international callers. The reservation number for the replay is 21848629.

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our executive officers in the introductory paragraph and the section “Management Comments and Outlook”, statements in the sections “Technology and Customer Highlights” and “Partnership Highlights” and statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the acquisitions that we have completed; the effects of disruption from the acquisitions that we have completed, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies with respect to the acquisitions that we have completed; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 1A. “Risk Factors”, Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s most recent Annual Report on Form 10-K.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, acquisition-related expense, restructuring, certain gains and losses included in other income (expense) and deferred income tax adjustments.  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  Additionally, as previously announced, we expect to record restructuring expense in connection with new restructuring initiatives over the next twelve months.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

In December 2016, we sold a block of IP addresses that we had acquired in connection with our acquisition of Performance Technologies, Incorporated and recognized a gain, net of commission and fees, of $0.5 million.  This amount is included as a component of Other income, net, in the three months ended December 31, 2016.  We expect to complete the sale of IP address blocks in the second half of 2017 and, accordingly, have included a gain of $0.6 million in our outlook for the full year 2017.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from these sales facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We anticipate that we will reverse $0.7 million of deferred tax assets related to net operating loss carryforwards for our subsidiary in Canada based on positive earnings evidence in the subsidiary over a consecutive three-year period.  This adjustment will result in an income tax credit and reduce our provision in the reversal period.  We believe that such adjustments are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the income tax credit arising from the reversal of the deferred tax assets facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Sara Leggat

(978) 614-8841

sleggat@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenue:
Product	$25,395	$37,662	$34,769
Service	27,973	29,910	24,382
Total revenue	53,368	67,572	59,151

Cost of revenue:
Product	9,753	12,137	11,536
Service	9,867	10,041	9,212
Total cost of revenue	19,620	22,178	20,748

Gross profit	33,748	45,394	38,403

Gross margin:
Product	61.6%	67.8%	66.8%
Service	64.7%	66.4%	62.2%
Total gross margin	63.2%	67.2%	64.9%

Operating expenses:
Research and development	20,209	19,836	17,318
Sales and marketing	14,676	17,649	16,595
General and administrative	9,019	9,292	8,371
Acquisition-related	56	201	—
Restructuring	570	1,120	—
Total operating expenses	44,530	48,098	42,284

Loss from operations	(10,782)	(2,704)	(3,881)
Interest income, net	258	179	164
Other income, net	1	508	103

Loss before income taxes	(10,523)	(2,017)	(3,614)
Income tax provision	(123)	(614)	(1,040)

Net loss	$(10,646)	$(2,631)	$(4,654)

Loss per share:
Basic	$(0.22)	$(0.05)	$(0.09)
Diluted	$(0.22)	$(0.05)	$(0.09)

Shares used to compute loss per share:
Basic	49,114	49,232	49,484
Diluted	49,114	49,232	49,484

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$31,931	$31,923
Short-term investments	59,680	61,836
Accounts receivable, net	39,616	53,862
Inventory	17,671	18,283
Other current assets	12,988	12,010
Total current assets	161,886	177,914

Property and equipment, net	10,954	11,741
Intangible assets, net	27,938	30,197
Goodwill	49,891	49,393
Investments	37,193	32,371
Deferred income taxes	1,578	1,542
Other assets	4,914	4,901
	$294,354	$308,059

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,988	$6,525
Accrued expenses	15,786	25,886
Current portion of deferred revenue	46,430	43,504
Current portion of long-term liabilities	1,172	1,154
Total current liabilities	69,376	77,069

Deferred revenue	8,142	7,188
Deferred income taxes	3,255	3,047
Other long-term liabilities	1,566	1,633
Total liabilities	82,339	88,937

Commitments and contingencies

Stockholders equity
Common stock	49	49
Additional paid-in capital	1,254,155	1,250,744
Accumulated deficit	(1,047,820)	(1,037,174)
Accumulated other comprehensive income	5,631	5,503
Total stockholders’ equity	212,015	219,122
	$294,354	$308,059

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,646)	$(4,654)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	1,823	1,981
Amortization of intangible assets	2,259	1,946
Stock-based compensation	3,263	4,415
Loss on disposal of property and equipment	—	14
Deferred income taxes	238	418
Changes in operating assets and liabilities:
Accounts receivable	14,324	17,267
Inventory	315	(1,237)
Other operating assets	(405)	(3,531)
Accounts payable	(651)	(1,592)
Accrued expenses and other long-term liabilities	(10,530)	(13,855)
Deferred revenue	3,614	2,142
Net cash provided by operating activities	3,604	3,314

Cash flows from investing activities:
Purchases of property and equipment	(998)	(952)
Business acquisitions, net of cash acquired	—	(750)
Purchases of marketable securities	(18,632)	(29,574)
Sale/maturities of marketable securities	15,693	21,867
Net cash used in investing activities	(3,937)	(9,409)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	593	632
Proceeds from exercise of stock options	51	5
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(496)	(786)
Repurchase of common stock	—	(1,456)
Principal payments of capital lease obligations	(10)	(14)
Net cash provided by (used in) financing activities	138	(1,619)

Effect of exchange rate changes on cash and cash equivalents	203	252

Net increase (decrease) in cash and cash equivalents	8	(7,462)
Cash and cash equivalents, beginning of year	31,923	50,111
Cash and cash equivalents, end of year	$31,931	$42,649

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, and the gain on the sale of IP address blocks included in the Company’s Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Stock-based compensation
Cost of revenue - product	$99	$100	$71
Cost of revenue - service	317	329	332
Cost of revenue	416	429	403

Research and development expense	1,317	1,327	1,179
Sales and marketing expense	(88)	917	1,020
General and administrative expense	1,618	1,631	1,813
Operating expense	2,847	3,875	4,012

Total stock-based compensation	$3,263	$4,304	$4,415

Amortization of intangible assets
Cost of revenue - product	$1,566	$1,501	$1,627

Sales and marketing expense	693	506	319
Operating expense	693	506	319

Total amortization of intangible assets	$2,259	$2,007	$1,946

Gain on sale of IP address blocks
Other income, net	$—	$498	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016

GAAP gross margin - product	61.6%	67.8%	66.8%
Stock-based compensation expense	0.4%	0.3%	0.2%
Amortization of intangible assets	6.2%	3.9%	4.7%
Non-GAAP gross margin - product	68.2%	72.0%	71.7%

GAAP gross margin - service	64.7%	66.4%	62.2%
Stock-based compensation expense	1.2%	1.1%	1.4%
Non-GAAP gross margin - service	65.9%	67.5%	63.6%

GAAP total gross margin	63.2%	67.2%	64.9%
Stock-based compensation expense	0.8%	0.6%	0.7%
Amortization of intangible assets	3.0%	2.2%	2.8%
Non-GAAP total gross margin	67.0%	70.0%	68.4%

GAAP total gross profit	$33,748	$45,394	$38,403
Stock-based compensation expense	416	429	403
Amortization of intangible assets	1,566	1,501	1,627
Non-GAAP total gross profit	$35,730	$47,324	$40,433

GAAP research and development expense	$20,209	$19,836	$17,318
Stock-based compensation expense	(1,317)	(1,327)	(1,179)
Non-GAAP research and development expense	$18,892	$18,509	$16,139

GAAP sales and marketing expense	$14,676	$17,649	$16,595
Stock-based compensation expense	88	(917)	(1,020)
Amortization of intangible assets	(693)	(506)	(319)
Non-GAAP sales and marketing expense	$14,071	$16,226	$15,256

GAAP general and administrative expense	$9,019	$9,292	$8,371
Stock-based compensation expense	(1,618)	(1,631)	(1,813)
Non-GAAP general and administrative expense	$7,401	$7,661	$6,558

GAAP operating expenses	$44,530	$48,098	$42,284
Stock-based compensation expense	(2,847)	(3,875)	(4,012)
Amortization of intangible assets	(693)	(506)	(319)
Acquisition-related expense	(56)	(201)	—
Restructuring	(570)	(1,120)	—
Non-GAAP operating expenses	$40,364	$42,396	$37,953

GAAP loss from operations	$(10,782)	$(2,704)	$(3,881)
Stock-based compensation expense	3,263	4,304	4,415
Amortization of intangible assets	2,259	2,007	1,946
Acquisition-related expense	56	201	—
Restructuring	570	1,120	—
Non-GAAP income (loss) from operations	$(4,634)	$4,928	$2,480

GAAP loss from operations as a percentage of revenue	-20.2%	-4.0%	-6.6%
Stock-based compensation expense	6.1%	6.3%	7.5%
Amortization of intangible assets	4.2%	3.0%	3.3%
Acquisition-related expense	0.1%	0.3%	0.0%
Restructuring	1.1%	1.7%	0.0%
Non-GAAP income (loss) from operations as a percentage of revenue	-8.7%	7.3%	4.2%

GAAP net loss	$(10,646)	$(2,631)	$(4,654)
Stock-based compensation expense	3,263	4,304	4,415
Amortization of intangible assets	2,259	2,007	1,946
Acquisition-related expense	56	201	—
Restructuring	570	1,120	—
Gain on sale of IP address blocks	—	(498)	—
Non-GAAP net income (loss)	$(4,498)	$4,503	$1,707

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.22)	$(0.05)	$(0.09)
Stock-based compensation expense	0.07	0.09	0.08
Amortization of intangible assets	0.05	0.04	0.04
Acquisition-related expense	*	*	—
Restructuring	0.01	0.02	—
Gain on sale of IP address blocks	—	(0.01)	—
Non-GAAP diluted earnings (loss) per share	$(0.09)	$0.09	$0.03

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,114	49,232	49,484
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,114	49,522	49,685

*  Less than $0.1 impact on earnings (loss) per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

Outlook - Q2 and FY 2017

(unaudited)

Three months ending
June 30, 2017
Earnings (loss) per share
GAAP loss per share	$(0.25)
Stock-based compensation expense	0.08
Amortization of intangible assets	0.05
Restructuring	0.03
Sale of IP address blocks	(0.01)
Non-GAAP outlook	$(0.10)

Year ending
December 31, 2017
Earnings (loss) per share
GAAP loss per share	$(0.25)
Stock-based compensation expense	0.30
Amortization of intangible assets	0.19
Acquisition-related expense	*
Restructuring	0.04
Sale of IP address blocks	(0.01)
Deferred tax asset adjustment	(0.01)
Non-GAAP outlook	$0.26

*     Less than $0.01 impact on earnings (loss) per share